Exhibit  5.1

[LETTERHEAD OF KAPLAN, STRANGIS AND KAPLAN, P.A.]

December 11, 2008

TCF Financial Corporation

200 Lake Street East

Wayzata, MN  55391-1693

Re:	TCF Financial Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

                We have acted as counsel to TCF Financial Corporation, a Delaware corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

                The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the proposed issuance and sale, from time to time, by the Company, of an indeterminate amount of (i) shares of common stock of the Company, par value $.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share, to be issued in one or more series (the “Preferred Stock”); (iii) warrants to purchase shares of Preferred Stock or Common Stock or any combination of the same (the “Warrants”); (iv) units consisting of two or more of the foregoing securities in any combination (the “Units”).  The Common Stock, the Preferred Stock, the Units, and the Warrants are referred to herein collectively as the “Securities.”

In addition, the Prospectus, as supplemented by a Prospectus Supplement, will provide for the possible resale, from time to time, by the initial selling securityholder (as named in the Registration Statement) of certain of the Securities covered by the Prospectus that were issued pursuant to a Letter Agreement dated as of November 14, 2008 (the “Letter Agreement”), between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement—Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)                                                       the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto (the “Certificate of Incorporation”);

(b)                                                      the Amended and Restated Bylaws of the Company and all amendments thereto (the “Bylaws”);

(c)                                                       the Securities Purchase Agreement;

(d)                                                      the Registration Statement to be filed with the Commission pursuant to which the Securities are to be registered under the Securities Act;

(e)                                                       resolutions adopted at meetings of the Board of Directors of the Company; and

(f)                                                         such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.             The Company is a duly incorporated and existing corporation under the laws of the State of Delaware.

2.             When the Registration Statement has become effective under the Securities Act and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.

3.             When the Registration Statement has become effective under the Securities Act, the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Board of Directors of the Company and duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, a certificate of designations with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.

4.             When the Registration Statement has become effective under the Securities Act, the terms of the Warrants and of their issuance and sale have been duly authorized by the Board of Directors of the Company, the applicable warrant certificate or agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant certificate or agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

5.             When the Registration Statement has become effective under the Securities Act, the terms of the Units and of their issuance and sale have been duly authorized by the Board of Directors of the Company, such Units have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.  We assume for purposes of this opinion that (i) at the time of any issuance of the Securities, the Company will be duly incorporated, validly existing and in good standing under the laws of Delaware; (ii) the Securities issued pursuant to the Registration Statement representing shares of Common Stock or Preferred Stock (or the right to purchase or convert into shares of Common Stock or Preferred Stock) together with the number of shares of Common Stock and Preferred Stock, respectively, outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Common Stock and Preferred Stock authorized by the Company’s Certificate of Incorporation in effect at the time of such issuance; and (iii) at the time of any issuance of the Securities, any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained.

This opinion is limited to matters governed by the General Corporation Law of the state of Delaware and the federal laws of the United States of America.  Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts in existence on the date of this letter.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Kaplan, Strangis and Kaplan, P.A.

Kaplan, Strangis and Kaplan, P.A.